UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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Whitestone REIT (“Whitestone”)

(Name of Registrant as Specified in its Charter)

KBS SOR Properties LLC

KBS SOR (BVI) Holdings, Ltd.

KBS Strategic Opportunity Limited Partnership

KBS Strategic Opportunity REIT, Inc.

KBS Capital Advisors LLC

Keith D. Hall

Peter McMillan III

Kenneth H. Fearn, Jr.

David E. Snyder

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

INSTITUTIONAL SHAREHOLDER SERVICES RECOMMENDS

WHITESTONE REIT SHAREHOLDERS VOTE “FOR” KBS NOMINEES KENNETH FEARN

AND DAVID SNYDER AND “FOR” THE PROPOSAL TO DECLASSIFY THE BOARD OF TRUSTEES

ISS Highlights that the KBS Nominees Bring Significant Direct Experience in Real

Estate - a Critical Skillset that None of the Three Independent Trustees Recently

Added to the Board Appear to Have

ISS Notes that “The dissident has presented a number of arguments that, as a whole,

suggest that change at the board level is needed”

ISS Recommends that Shareholders Vote in Favor of Proposal 4 to Declassify the

Board, stating that “A vote FOR … is warranted because the declassification would enhance board accountability”

Newport Beach, CA, May 4, 2018: KBS Strategic Opportunity REIT, Inc. (“KBS”) today commented on the recommendation by a leading proxy advisory firm, Institutional Shareholder Services (“ISS”), that its clients vote FOR the election of KBS’s independent nominees Kenneth H. Fearn, Jr. and David E. Snyder to the Whitestone REIT (“Whitestone”) (NYSE: WSR) Board of Trustees (the “Board”). ISS also recommended that shareholders vote in favor of the proposal to declassify the Board.

ISS decided that “change in the board level is needed” and recommended that shareholders vote for Kenneth Fearn and David Snyder after reviewing a host of publicly filed materials and speaking with both KBS and Whitestone.

In particular, ISS noted, “The dissident has presented a number of arguments that, as a whole, suggest that change at the board level is needed: the company’s plan to reduce its G&A/revenue ratio, which is well above peers’ ratio, appears overly ambitious in light of recent performance; the company’s executive pay program remains problematic despite shareholder opposition in prior years; and the company has maintained shareholder-unfriendly corporate governance practices, such as not permitting shareholders to amend the bylaws. In light of such concerns, and the fact that both dissident nominees bring significant direct, industry experience to a board which appears deficient in that area, votes FOR dissident nominees Fearn and Snyder on the BLUE card are warranted.”

Peter McMillan, Chief Executive Officer of KBS, said “We are pleased that ISS has recognized the need for change at Whitestone. As highlighted by ISS, Whitestone is facing significant issues that directly impact shareholder value and the best interests of the Company moving forward. We strongly believe that Kenneth Fearn and David Snyder will bring independence, judgment and much needed critical perspective to Whitestone’s Board.”

“We encourage our fellow shareholders to vote the Blue Card, as voting the Blue Card is the only way to ensure that both Kenneth Fearn and David Snyder are elected to Whitestone’s Board,” Mr. McMillan concluded.

Vote the BLUE proxy card today to elect Kenneth Fearn and David Snyder.

Learn More about KBS’s Campaign @ www.enhancewhitestone.com

If you have any questions or require any assistance with your vote, please contact Morrow Sodali at 800-662-5200 or kbs@morrowsodali.com

About KBS:

KBS Strategic Opportunity REIT, Inc. is a real estate investment trust that invests in and manages a portfolio of real estate-related loans, opportunistic real estate, real estate-related debt securities and other real estate-related investments. KBS Capital Advisors is the external advisor to KBS Strategic Opportunity REIT, Inc., and is an affiliate of KBS Realty Advisors, a private equity real estate company and SEC registered investment adviser founded in 1992. Since its inception, KBS affiliated companies have completed transactional activity in excess of $36 billion via 16 separate accounts, six commingled funds, five sovereign wealth funds and seven nontraded REITs.

Contact:

Morrow Sodali LLC

Tom Ball, 203-658-9368

t.ball@morrowsodali.com

or visit www.enhancewhitestone.com

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